Exhibit 10.1

UNFUNDED DEFERRED COMPENSATION PLAN
FOR THE DIRECTORS OF
LINCOLN BANK
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

1.
This Plan shall be unfunded so that the Lincoln Bank (hereinafter known as the “Bank”) is under a mere contractual duty to make payments when due under the Plan.  The promise to pay shall not be represented by notes and shall not be secured by a pledge of assets or in any other way.  This Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Bank, any Director, or any other person.  Neither a Director nor any beneficiary of a Director shall have the power to transfer, assign, anticipate, or otherwise encumber in advance any of the payments that may become due hereunder, nor shall any of such payments be subject to attachment, garnishment, or execution or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

2.
Each Director may elect to have any portion or all of his or her calendar year fees deferred by filing a written election with the Secretary of the Bank prior to January 1st of the calendar year for which the deferral is made.  The election may not be modified or revoked after the beginning of such calendar year.  Elections may be modified or revoked as of the close of any calendar year, but any such modification or revocation shall be effective only as to fees for subsequent calendar years.  The deferral election shall be made on an election form (“Election Form”) in the form attached hereto as Exhibit A, and the deferral election shall continue from time to time until revoked or modified by the Director.  A person who becomes a Director after January 1st of a calendar year may elect to have any portion or all of his or her fees for such calendar year deferred by filing a written election with the Secretary of the Bank within 30 days after becoming a Director; provided, however, that such election will only cover fees paid for services rendered after the date on which the election is received by the Bank.  If he or she does not file such an Election Form by such date, the Director will be deemed to have elected not to defer fees herein.  As used herein, “fees” means any retainer fees or meeting fees which an individual receives or is entitled to receive as a Director, including fees that accrue on account of service on any committee of Directors and fees that are payable for services over and above those normally expected of Directors and performed at the request of the Chairman of the Bank.

3.	A Director’s election to defer fees shall continue from calendar year to calendar year unless the Director revokes or modifies it in writing as provided in paragraph 2 hereof.

4.
The Bank shall maintain a memorandum account for each Director participating in the Plan with respect to deferred fees and shall credit such account quarterly with interest.  The rate of interest for a quarter will be the highest, rate offered by the Bank to the general public for any period of seven consecutive calendar days during such quarter on new insured savings accounts, regardless of term.  Interest will be compounded quarterly and credited to the accounts as of the last day of each quarter.  The daily balance method will be used to calculate interest on the accounts.  Interest will be based on an actual 365 day basis.

5.
Amounts which are deferred under the Plan, together with accumulated interest, shall be paid in accordance with the Director’s applicable Election Form and the requirements set forth in paragraph 6; provided, however, that payment must commence or be made not later than the first day of the first calendar year which begins on or after the later of (i) the date on which the Director incurs a Separation from Service or (ii) the date on which the Director attains the age specified by the retirement income test of the Social Security Act [Section 203(f))3), as amended, or the corresponding provision then in effect]; provided further, that payment may commence or be made only as of the first day of a calendar year and installment payments may be made only as of the first day of a calendar month.  Amounts which are held pending distribution shall continue to accrue interest at the stated interest rate.  In the case of amounts payable in monthly or annual installments, each installment shall be equal to the aggregate amount in the Director’s account as of the end of the month prior to the installment payment date, multiplied by a fraction whose numerator is one (1) and whose denominator is the number of installments (including the installment that becomes payable as of such date) remaining.

The term “Separation from Service” means with respect to a Director who is not also an employee of the Bank or Holding Company the good faith and complete termination of such Director’s relationship with the Bank as a member of its board of directors (and his relationship with the Holding Company as a member of its board of directors, if applicable).  A Director who is also an employee of the Bank or Holding Company shall incur a “Separation from Service” only if he both incurs a good faith and complete termination of his relationship with the Bank as a member of its board of directors (and his relationship with the Holding Company as a member of its board of directors, if applicable) and has a “termination of employment;” provided, however, that the Director shall not be required to have a “termination of employment” if this Plan is not required to be aggregated with any other nonqualified deferred compensation plan of the Bank or Holding Company in which the Director participates as an employee under Section 409A of the Code.  For purposes of this section, a “termination of employment” means the termination of the individual’s employment with the Bank or Holding Company for reasons other than death or disability.  Whether a “termination of employment” takes place as determined based on the facts and circumstances surrounding the termination of the individual’s employment.  A “termination of employment” will be considered to have occurred if it is reasonably anticipated that:  (a) the individual will not perform any services for the Bank or Holding Company after the termination of employment, or (b) the individual will continue to provide services to the Bank or Holding Company at an annual rate that is less than fifty percent (50%) of the bona fide services rendered during the immediately preceding twelve months of employment.

6.
The manner and date in which a Director’s deferred fees are to be distributed to that Director shall be designated by that Director in the Election Form executed by that Director.  The distribution options available to a Director shall include:

(i)	lump sum, or

(ii)	monthly or annual installments over a period between 5 and 10 years

Subject to paragraph 5, the Director shall designate in the Election Form the year in which distribution is to be made or begin.  Notwithstanding anything contained in this paragraph to the contrary, the following special rules shall govern distributions made under this Plan;

(iii)
A Director shall be permitted to change the manner in which the deferred fees are to be distributed by completing a new Election Form which provides for a change in the manner of payment which is effective no earlier than 12 months after the Election Form is completed and is effective at least two (2) calendar years before the calendar year during which occurs the earlier of the date on which the person ceases to be a Director or the date on which distribution of the Director’s deferred fees would have been made but for the change in election; provided, however, that no change in the manner in which the deferred fees are to be distributed shall be permitted if it accelerates the time or schedule of any distribution, and provided further that, except in the case of death or disability, the first payment with respect to which such change is made must be deferred for a period of not less than 5 years from the date such payment would have been made but for the change in election.  Any completed Election Form which does not meet the timing requirements of this subparagraph (iii) or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be null and void.

(iv)
If a Director fails to complete an Election Form, amounts credited to his or her account shall automatically be distributed in a single lump sum as soon as practicable (but no later than 2½ months) after the January 1 immediately following the date on which the Director incurs a Separation from Service.

7.
If any former Director becomes a director, proprietor, officer, partner, or employee of, or otherwise becomes affiliated with, any bank or savings institution in the State of Indiana that competes with the Bank, or if a former Director shall refuse a reasonable request of the Bank to perform consulting services for it after he or she retires from the Bank’s Board of Directors, any deferred fees and interest remaining payable to such person under the Plan shall be payable immediately at the option of the Bank (but only to the extent such acceleration of payment is permitted in accordance with Treasury Regulations issued with respect to Section 409A of the Code).

8.
Each Director may file with the Bank a written designation of one or more persons as the beneficiaries who shall be entitled to receive any amounts remaining payable under the Plan after his or her death.  The election shall be made in the form attached hereto as Exhibit B. A Director from time to time may revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Bank.  The last such designation received by the Bank shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Bank prior to the Director’s death.  If any amount payable under the Plan at or after the death of the Director cannot be paid to the Director’s designated beneficiary, either because the Director failed validly to designate a beneficiary or because the beneficiary designated by the Director is not living at the time the amount becomes payable, the legal representative of such deceased Director shall receive the payments.  A Director may make a time and method of payment election regarding amounts that become payable during his or her lifetime and different time and method of payment election with respect to amounts becoming payable after his or her death, assuming those elections are made at the times permitted by this Plan and otherwise comply with the conditions for such elections provided in the Plan.  Unless a Director elects otherwise, all amounts becoming payable with respect to a Director after his or her death shall be paid in one lump sum within 2½ months of the January 1 coinciding with or next following such death.

9.
Each person receiving a payment under this Plan shall be responsible for the Federal, state and local income tax consequences of such payment.  Where applicable, the Bank shall withhold taxes from each distribution.

10.
This Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provisions hereof restrict the right of the Bank to discharge the recipient, or restrict the right of a recipient to terminate his or her employment or status as a Director.

11.
The President of the Bank shall be empowered to place the Plan in effect under such additional conditions and terms as shall not be inconsistent with the terms stated above and as shall not jeopardize the status of the Plan as a deferred compensation plan allowing a Director of the Bank not to include the deferred amount, including interest, in gross income under the Federal income tax law until the taxable year or years such amounts are actually paid.

12.
If a Change in Control occurs prior to the date a Director’s benefits hereunder commence (or after commencement of benefits but before all amounts due to Director under this Plan have been paid), Director shall be paid the unpaid balance of the amounts he has deferred hereunder, together with accumulated interest hereunder, in a single lump sum payment within 30 days following the Change in Control.  For purposes of this paragraph 12, “Change in Control” shall mean:

(i)
a change in the ownership of the Bank or Lincoln Bancorp (the “Holding Company”), which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Bank or the Holding Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank or the Holding Company.  Such acquisition may occur as a result of a merger of the Holding Company or the Bank into another entity which pays consideration for the shares of capital stock of the Holding Company or the Bank in the merger.  However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank or the Holding Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Bank or the Holding Company (or to cause a change in the effective control of the Bank or the Holding Company (within the meaning of subsection (ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Bank or the Holding Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Bank or the Holding Company (or issuance of stock of the Bank or the Holding Company) and stock in the Bank or the Holding Company remains outstanding after the transaction.

(ii)	a change in the effective control of the Bank or the Holding Company, which shall occur only on either of the following dates:

(a)
the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or the Holding Company possessing thirty percent (30%) or more of the total voting power of the stock of the Bank or the Holding Company.

(b)
the date a majority of members of the Holding Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Holding Company’s board of directors before the date of the appointment or election; provided, however, that this provision shall not apply if another corporation is a majority shareholder of the Holding Company.

If any one person, or more than one person acting as a group, is considered to effectively control the Bank or the Holding Company, the acquisition of additional control of the Bank or the Holding Company by the same person or persons is not considered to cause a change in the effective control of the Bank or the Holding Company (or to cause a change in the ownership of the Bank or the Holding Company within the meaning of subsection (i) of this section).

(iii)
a change in the ownership of a substantial portion of the Bank’s assets, which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Bank immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control event occurs under this subsection (iii) when there is a transfer to an entity that is controlled by the shareholders of the Bank immediately after the transfer. A transfer of assets by the Bank is not treated as a change in the ownership of such assets if the assets are transferred to -

(a)	a shareholder of the Bank (immediately before the asset transfer) in exchange for or with respect to its stock;

(b)	an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Bank.

(c)	a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Bank; or

(d)	an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)

For purposes of this subsection (iii) and except as otherwise provided in paragraph (a) above, a person’s status is determined immediately after the transfer of the assets.

(iv)
For purposes of this section, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Bank or the Holding Company; provided, however, that they will not be considered to be acting as a group if they are owners of an entity that merges into the Bank or the Holding Company where the Bank or the Holding Company is the surviving corporation.

13.
Notwithstanding any provision of this Plan to the contrary, if a Director is considered a Specified Employee at Separation from Service in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service; provided, however, that the six (6) month delay required under this paragraph 13 shall not apply to the portion of any payment resulting from the Director’s “involuntary separation from service” (as defined in Treas. Reg. § 1.409A 1(n) and including a “separation from service for good reason,” as defined in Treas. Reg. § 1.409A 1(n)(2)) that (a) is payable no later than the last day of the second year following the year in which the Separation from Service occurs, and (b) does not exceed two times the lesser of (i) the Director’s annualized compensation for the year prior to the year in which the Separation from Service occurs, or (ii) the dollar limit described in Section 401(a)(17) of the Code.  In the event this paragraph 13 is applicable to a Director, any distribution which would otherwise be paid to the Director within the first six months following the Separation from Service shall be accumulated and paid to the Director in a lump sum on the first day of the seventh month following the Separation from Service.  All subsequent distributions shall be paid in the manner specified in this Plan. For purposes of clarification, the restrictions in this paragraph 13 do not apply to any distribution required under paragraph 12 hereof.  The term “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank or Holding Company if any stock of the Bank or Holding Company or any entity required to be aggregated with the Bank or Holding Company under Section 414(b) or 414(c) of the Code is publicly traded on an established securities market or otherwise.

EXHIBIT A

LINCOLN BANK
DIRECTORS DEFERRED FEE PLAN

Election to Defer Receipt of Fees

Pursuant to the Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (the “Plan”), the undersigned Director hereby elects to defer receipt of the following compensation to be earned as a Director:

My election shall take effect as follows:

☐	beginning January 1 of the year following this election.

☐	beginning immediately as to all fees not yet earned. (Note: This may be elected only if the Plan did not exist or the Director was not a Director on January 1 of the Year of this election.)

Distributions from the Plan shall be made according to the following method:

☐	lump sum payment.

☐	monthly installments (number of installments not to be less than 60 nor exceed 120).

☐	annual installments (number of installments not to be less than 5 nor exceed 10).

Distributions from the Plan to me shall be made or commence as of the January 1 coinciding with or next following:

☐	the date on which I have a Separation from Service.

☐	the date on which I attain my Social Security retirement age.

☐	the earlier of the foregoing dates.

☐	the later of such foregoing dates;

provided, however, that the distribution of benefits hereunder is subject to the provisions of paragraph 13 of the Plan.

1

Distributions from the Plan after my death shall be made according to the following method and at the following times:

☐	lump sum payment

☐
monthly installments commencing as of the January 1 coinciding with or next following such death (number of installments not to exceed 120).  (Note: If installment payments commence before the Director’s death, Payment to the Director’s beneficiary or legal representative will commence as of the next date after such death as of which an installment would have been payable to the Director but for such death, and the number of months specified will be reduced by the number of monthly installments that become payable before such death and the monthly equivalent of the number of annual installments that became payable before such death.)

☐
annual installments commencing as of the January 1 coinciding with or next following my death (number of installments not to exceed 10).  (Note: If installment payments commence before the Director’s death, the number of years specified will be reduced by the number of annual installments that became payable before such death and the annual equivalent of the number of monthly installments that became payable before such death.)

All changes in the manner and dates of payment of benefits under the Plan are subject to the restrictions in Section 6(iii) of the Plan.

DATED:
Director’s Signature

Lincoln Bank hereby acknowledges receipt of the foregoing Election to Defer Receipt of Fees.

LINCOLN BANK

DATED:	By:

2

EXHIBIT B
LINCOLN BANK
DIRECTORS DEFERRED FEE PLAN

DESIGNATION OF BENEFICIARY

In accordance with the provisions of the Lincoln Bank Directors Deferred Fee Plan (the “Plan”), and subject to the conditions on the next page hereof, the undersigned Director hereby designates the following as the beneficiary or beneficiaries of any amounts payable under the Plan upon or after his or her death, and hereby revokes all prior beneficiary designations, if any, made by him or her:

PRIMARY BENEFICIARIES:	[List name, relationship to Participant, mailing address and (if available) Social Security Number of each]

CONTINGENT BENEFICIARIES:	[List name, relationship to Participant, mailing address and (if available) Social Security Number of each]

DATE:
Director’s Signature

Signature of Witness
(Someone Other Than Director)

Address of Witness

CONDITIONS

1.           Unless otherwise provided on the preceding page of this designation, each payment to be made pursuant to this designation shall be paid in equal shares to those primary beneficiaries who survive the Director and are living at the time such payment becomes due or, if no primary beneficiaries survive the Director and are then living, in equal shares to those contingent beneficiaries who survive the Director and are then living.

2.           Unless otherwise provided on the preceding page of this designation, this designation shall automatically be revoked and be of no further force or effect in the event of either of the following contingencies occurring subsequent to the date hereof.

(a)	The marriage of the Director, unless the marriage is to the sole primary beneficiary designated by this designation; or

(b)
The termination of the Director’s marriage, by dissolution, divorce or annulment, unless (i) the former spouse is not designated by this designation as a primary beneficiary or contingent beneficiary and (ii) no trust of which the former spouse is a beneficiary is designated by this designation as a primary beneficiary or contingent beneficiary.

3.           The right to change this designation without the consent of any primary or contingent beneficiary is reserved.

Lincoln Bank hereby acknowledges receipt of this Designation of Beneficiary.

LINCOLN BANK

DATE:	By: